Exhibit 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vodafone Group Public Limited Company ("Vodafone") of our report dated March 1, 1999 relating to the consolidated financial statements of AirTouch Communications, Inc. ("AirTouch"), which appears on page 35 of the AirTouch Annual Report to Stockholders, which Annual Report is incorporated by reference in the AirTouch Annual Report on Form 10-K for the year ended December 31, 1998 ("AirTouch 1998 Form 10-K"), which is incorporated by reference in the Prospectus constituting part of Vodafone's Registration Statement on Form F-4 ("Vodafone Form F-4"). We also consent to the incorporation by reference in this Registration Statement of our report dated February 23, 1998 relating to the consolidated financial statements of CMT Partners, which appears on page S-3 of the AirTouch Annual Report on Form 10-K for the year ended December 31, 1997 ("AirTouch 1997 Form 10-K") which is incorporated by reference in the AirTouch 1998 Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule of AirTouch Communications, Inc. which appears on page X-1 of the AirTouch 1998 Form 10-K and our report on the Financial Statement Schedule of CMT Partners which appears on page S-12 of the AirTouch 1997 Form 10-K. We also consent to the references to us under the heading "Experts" in the Prospectus constituting part of the Vodafone Form F-4. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 1999 relating to the financial statements of the AirTouch Communications Retirement Plan, which appears in the Annual Report of the AirTouch Communications Retirement Plan on Form 11-K for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers
--------------------------
San Francisco, California
June 29, 1999


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